Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Alphabet Holding Company, Inc. of our report dated February 22, 2013 relating to the financial statements and financial statement schedules of Alphabet Holding Company, Inc. (the “Successor”), which appears in such Registration Statement.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
May 13, 2013